UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
WESTLAKE CHEMICAL PARTNERS LP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

WESTLAKE CHEMICAL PARTNERS LP
2801 Post Oak Boulevard, Suite 600
Houston, Texas 77056
NOTICE OF SPECIAL MEETING OF UNITHOLDERS
To Be Held on May 8, 2024
To the Unitholders:
A special meeting of unitholders of Westlake Chemical Partners LP (the “Partnership”) will be held at Westlake Center, 2801 Post Oak Blvd., Houston, Texas 77056, on Wednesday, May 8, 2024 at 9:00 a.m. local time for the following purposes:
(1)	To amend and restate the Partnership’s Long-Term Incentive Plan (the “Incentive Plan”);
(2)	To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
(3)	To act upon any other matters that may properly come before the special meeting.
The board of directors (the “Board of Directors”) of Westlake Chemical Partners GP LLC, our general partner, has fixed the close of business on March 12, 2024 as the record date for the determination of unitholders entitled to notice of, and to vote at, the special meeting.
On March 18, 2024, we mailed to unitholders of record the Partnership’s printed proxy materials, which include instructions on how to access the Partnership’s proxy materials via the Internet and how to vote online, by telephone or in person at the special meeting.
All unitholders are requested to be present in person or by proxy. Please vote your proxy whether or not you plan to attend the special meeting. You can vote your proxy either by the Internet, telephone or by returning the proxy card enclosed with the printed materials in the envelope furnished for that purpose. Any unitholder may revoke a proxy for any reason and at any time before it is voted at the special meeting.
Voting by the Internet or telephone is fast, convenient and your vote is immediately confirmed and tabulated. By using the Internet or telephone you help the Partnership reduce postage and proxy tabulation costs.
Your cooperation is appreciated as a majority of the common units must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.
By Order of the Board of Directors of Westlake Chemical Partners GP LLC

L. Benjamin Ederington
Executive Vice President, Performance & Essential Materials, General Counsel, Chief Administrative Officer and Director
Dated: March 18, 2024
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING OF UNITHOLDERS TO BE HELD ON MAY 8, 2024:
The Notice of Special Meeting of Unitholders, the Proxy Statement and the form of proxy card for the special meeting are available on the Internet at www.proxyvote.com and at https://investors.wlkpartners.com/sec-filings.

WESTLAKE CHEMICAL PARTNERS LP
2801 Post Oak Boulevard, Suite 600
Houston, Texas 77056

PROXY STATEMENT

For the Special Meeting of Unitholders to be Held on May 8, 2024

GENERAL MATTERS
This Proxy Statement and the accompanying form of proxy are being furnished to the unitholders of Westlake Chemical Partners LP (the “Partnership”) on or about March 18, 2024 in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) of Westlake Chemical Partners GP LLC, our general partner, for use at the special meeting of unitholders to be held on Wednesday, May 8, 2024 at 9:00 a.m. local time at Westlake Center, 2801 Post Oak Blvd., Houston, Texas 77056, and any postponement or adjournment of the special meeting.
Purpose
The following matters will be acted upon at the special meeting:
(1)	To amend and restate the Partnership’s Long-Term Incentive Plan (the “Incentive Plan”);
(2)	To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
(3)	To act upon any other matters that may properly come before the special meeting.
The Board of Directors does not know of any other business to be brought before the special meeting, but if any other business is properly brought before the special meeting, proxies will be voted upon those matters in accordance with the judgment of the person or persons acting under the proxies.
All common units represented by validly authorized proxies will be voted in accordance with the instructions contained in the proxies. The Board of Directors unanimously recommends a vote:
(1)	FOR the approval of the amendment and restatement of the Incentive Plan; and
(2)	FOR the ratification of the appointment of the Partnership’s independent registered public accounting firm.
The Board of Directors has unanimously approved each of the amendment and restatement of the Incentive Plan and the appointment of the Partnership’s independent registered public accounting firm and determined that it is in the best interests of the Partnership and its unitholders that the unitholders approve each of these proposals. Accordingly, the Board of Directors unanimously recommends that you vote “FOR” the proposals listed above.
In the absence of voting instructions to the contrary, units represented by validly executed proxies will be voted in accordance with the foregoing recommendations. A unitholder giving a proxy has the power to revoke it at any time before it is voted at the special meeting by providing written notice to the Secretary of our general partner, by delivering a later-dated proxy, or by voting in person at the special meeting.
Holders Entitled to Vote; Record Date
Only unitholders of record at the close of business on March 12, 2024, also referred to as the record date, will be entitled to vote at the special meeting and any adjournments thereof. At the close of business on the record date, there were 35,228,134 common units outstanding, which represent all of the voting securities of the Partnership for the special meeting. Each common unit is entitled to one vote.

Vote Required; Quorum
In order to constitute a quorum to conduct the proposed business at the special meeting, holders of a majority of our outstanding common units (including units deemed owned by our general partner) must be present in person or by proxy. Abstentions and “broker non-votes” will be counted as present for purposes of determining whether there is a quorum present at the meeting. Units held by a broker or other nominee as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter are called “broker non-votes.” Under the rules of the New York Stock Exchange, certain matters, such as the approval of the Proposed Incentive Plan, are not considered “routine” matters and, therefore, your broker will not have the discretionary authority to vote your units on such matters if you have not given your broker specific instructions as to how to vote. Please be sure to give specific instructions to your broker.
Our First Amended and Restated Agreement of Limited Partnership, dated as of August 4, 2014, as amended (the “Partnership Agreement”), does not require that we present the amendment and restatement of the Incentive Plan to our unitholders for approval. However, under the rules of the New York Stock Exchange (the “NYSE”), unitholder approval is required to extend the term of our Long-Term Incentive Plan, which will otherwise terminate on July 15, 2024. Pursuant to the Partnership Agreement, the approval of the amendment and restatement of the Incentive Plan and the ratification of PricewaterhouseCoopers LLP as the Partnership’s registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the common units present in person or by proxy at the special meeting. Abstentions and broker non-votes will have the same effect as a vote against each proposal.
Revocation of Proxies
If you are a unitholder of record at the close of business on the record date, you may change your vote at any time before the voting polls close at the special meeting by:
•	submitting a proxy with new voting instructions via the Internet or telephone voting system before the closing of the voting facilities at 11:59 p.m. Eastern Time on May 7, 2024;
•	delivering a later-dated, executed proxy card that is received no later than 11:59 p.m. Eastern Time on May 7, 2024;
•
delivering a written notice of revocation of your proxy to the Secretary of our general partner, 2801 Post Oak Boulevard, Suite 600, Houston, Texas 77056, provided such notice is received no later than 11:59 p.m. Eastern Time on May 7, 2024; or

•	attending the special meeting and voting in person. Please note that attendance at the special meeting will not by itself (i.e., without also voting) revoke a previously granted proxy.
If you are a beneficial owner of units held in street name and you have instructed your broker or other nominee to vote your units, you must follow the procedure your broker or other nominee provides to change those instructions. You may also vote in person at the special meeting if you obtain a “legal” proxy from your broker or other nominee.
Solicitation
If your units are held through a bank, broker or other nominee (i.e., in “street name”) and you have requested printed versions of these materials, the Partnership has asked your bank or broker to forward copies of the materials to you and to request your authority for execution of the proxies. The Partnership will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Directors, officers and employees of our general partner may, without being additionally compensated, solicit proxies by mail, telephone, facsimile or personal contact. All proxy-soliciting expenses will be paid by the Partnership, including a fee of $15,000 plus expenses to Georgeson LLC, 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, who has been retained to help us solicit proxies for the special meeting. The Partnership has engaged Broadridge Financial Solutions, Inc. to tabulate voting results. Georgeson LLC has established a toll-free number (866-357- 4426) in the event you would like to discuss further matters to be voted on at this special meeting of the unitholders.

Postponement and Adjournment
Pursuant to the Partnership Agreement, our general partner may postpone the special meeting one or more times for any reason, and must give notice to each limited partner entitled to vote at the meeting so postponed of the place, date and hour at which such meeting would be held. Our General Partner may postpone the special meeting to a date within 45 days of the special meeting without setting a new record date.
Pursuant to the Partnership Agreement, our general partner may adjourn the special meeting one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No vote of the limited partners is required for any adjournment. Our general partner may adjourn the special meeting regardless of whether action has been taken on the Proposed Incentive Plan.
Our general partner may adjourn the special meeting to a date within 45 days of the special meeting without further notice other than by an announcement made at the special meeting (or such adjourned meeting) and without setting a new record date. If proxies representing the required unitholder approvals have not been received at the time of the special meeting (or such adjourned meeting), our general partner may choose to adjourn the meeting so that we may solicit additional proxies in favor of the proposals.
No Unitholder Proposals
Your common units do not entitle you to make proposals at the special meeting. Under the Partnership Agreement, only the general partner can make a proposal at this meeting.
No Dissenters’ Rights
We were formed as a limited partnership under the laws of the State of Delaware, including the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”). Under those laws, dissenters’ rights are not available to our unitholders with respect to the proposals.

SUMMARY
This brief summary highlights selected information from this proxy statement. It does not contain all of the information that may be important to you. To understand the Proposed Incentive Plan fully and for a complete description of related transactions and matters, you should read carefully this Proxy Statement, the documents incorporated by reference and the full text of the appendices to this proxy statement. Please read “Where You Can Find More Information.”
Unless otherwise indicated, references in this Proxy Statement to “we,” “our,” “us” or like terms refer to Westlake Chemical Partners LP (“Westlake Chemical Partners LP” or the “Partnership”), Westlake Chemical OpCo LP (“OpCo”) and Westlake Chemical OpCo GP LLC (“OpCo GP”). References to “Westlake” refer to Westlake Corporation (formerly known as Westlake Chemical Corporation) and its consolidated subsidiaries other than the Partnership, OpCo GP and OpCo. Unless the context otherwise requires, references to our “board of directors”, “Board of Directors” or our “directors” refer to the board of directors of our general partner and such board’s directors, respectively.
Our Business
We are a Delaware limited partnership formed by Westlake in March 2014 to operate, acquire and develop ethylene production facilities and related assets. On August 4, 2014, we completed our initial public offering (the “IPO”) of 12,937,500 common units representing limited partner interests. In connection with the IPO, we acquired an initial 10.6% interest in OpCo and a 100% interest in OpCo GP, which is the general partner of OpCo. As of December 31, 2018, we had an aggregate 18.3% limited partner interest in OpCo. On March 29, 2019, we completed a private placement of 2,940,818 common units and used the net proceeds to purchase an additional 4.5% interest in OpCo, effective January 1, 2019, resulting in us owning an aggregate 22.8% limited partner interest in OpCo.
Our business and operations are conducted through OpCo. Because we own OpCo’s general partner, we have control over all of OpCo’s assets and operations. As of December 31, 2023, Westlake held a 77.2% limited partner interest in OpCo and held a 40.1% limited partner interest in us (consisting of 14,122,230 common units), our general partner interest and our incentive distribution rights.
OpCo’s assets are comprised of three ethylene production facilities, which primarily convert ethane into ethylene and have an aggregate annual capacity of approximately 3.7 billion pounds, and a 200-mile ethylene pipeline. OpCo derives substantially all of its revenue from these ethylene production facilities. Ethylene is the world’s most widely used petrochemical in terms of volume and is a key building block used to produce a number of key derivatives, such as polyethylene (“PE”) and polyvinyl chloride (“PVC”), which are used in a wide variety of end markets, including packaging, construction and transportation. Westlake’s downstream PE and PVC production facilities consume a substantial majority of the ethylene produced by OpCo. OpCo generates revenue primarily by selling ethylene to Westlake and others, as well as through the sale of co-products of ethylene production, including propylene, crude butadiene, pyrolysis gasoline and hydrogen. Our sole revenue generating asset is our 22.8% limited partner interest in OpCo.
Proposal One: Amendment and Restatement of the Incentive Plan
The Westlake Chemical Partners LP Long-Term Incentive Plan (the “Incentive Plan”) was adopted on July 15, 2014 and provides for grants of unit options, restricted units, phantom units, unit awards, distribution equivalent rights (“DERs”) and other unit-based awards. The purpose of the Incentive Plan is to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage such individuals to devote their best efforts to advancing the business of the Partnership and its affiliates. Pursuant to its terms, the Incentive Plan will terminate on the 10th anniversary of the date on which the Incentive Plan was adopted by the Board of Directors, which is July 15, 2024, unless earlier terminated by the Board of Directors.
Our general partner has adopted an amendment and restatement of the Westlake Chemical Partners LP Long-Term Incentive Plan, which we refer to as the “Proposed Incentive Plan,” subject to the approval of our unitholders. The Proposed Incentive Plan extends the term of the plan for a period of ten years from the date of unitholder approval but does not otherwise materially amend the terms of the Incentive Plan. A summary description of the Proposed Incentive Plan is set forth under “Proposal One: Amendment and Restatement of the Incentive Plan—Description of the Proposed Incentive Plan” and the form of Proposed Incentive Plan is attached as Appendix A to this proxy statement.
No more than 1,270,000 common units may be delivered pursuant to awards under the existing Incentive Plan. As of March 12, 2024, there were 1,198,853 total common units available for future grant to participants under the Incentive Plan. As of the date hereof, all of the common units that have been issued under the Incentive Plan were in settlement of phantom units awarded to certain non-employee members of the Board of Directors in connection with their service as directors. As of March 12, 2024, 71,147 common units (net of forfeitures and cancellations and assuming vesting of 18,564 common units underlying unvested phantom units) have been issued under the existing Incentive Plan, representing approximately 0.2% of our outstanding common units on such date.
The Proposed Incentive Plan does not increase the number of common units that may be delivered or reserved for delivery pursuant to awards. Therefore, approval of the Proposed Incentive Plan would not result in any increase to the number of common units available for future grant to participants.
Our common units are listed on the NYSE. We are asking for approval of the Proposed Incentive Plan to comply with the NYSE’s listing rules requiring unitholder approval to extend the term of our Incentive Plan, which will otherwise terminate on July 15, 2024. Approval of the Proposed Incentive Plan requires the affirmative vote of a majority of the common units present in person or by proxy at the special meeting. As of March 12, 2024, WPT LLC (“WPT”), a wholly owned subsidiary of Westlake, owned approximately 40.1% of our outstanding limited partner units and has indicated that it intends to vote in favor of the Proposed Incentive Plan. Please read “—Interests of Certain Persons in the Proposals.”
Material Federal Income Tax Consequences of the Proposed Incentive Plan
Please read “Proposal One: Amendment and Restatement of the Incentive Plan—Material Federal Income Tax Consequences of the Proposed Incentive Plan” for discussion of the federal income tax consequences of the Proposed Incentive Plan.
Interests of Certain Persons in the Proposal
In considering the recommendation of the Board of Directors relating to the Proposed Incentive Plan, you should be aware that our general partner may have interests that differ from yours. We, our general partner and Westlake are affiliates under the collective common control of TTWF LP, Westlake’s principal stockholder. As of March 12, 2024, TTWF GP LLC, TTWF LP’s general partner, owned 1,401,869 of our common units, or approximately 4.0% of our outstanding common units. As of March 12, 2024, WPT owned 14,122,230 of our common units, or approximately 40.1% of our outstanding common units; a 100% interest in our general partner; and our incentive distribution rights. WPT has indicated its intent to vote in favor of the Proposed Incentive Plan.
Certain members of the Board of Directors and the executive officers of our general partner also serve as directors or officers of Westlake and its affiliates. As of March 12, 2024, the members of the Board of Directors and executive officers of our general partner collectively owned or controlled 1.1% of our outstanding common units. Please read “Security Ownership of Certain Beneficial Owners and Management.”
The President, Chief Executive Officer and Director and the Chairman of the Board of Directors are brothers. Otherwise, there are no familial relationships among any of our general partner’s directors or executive officers.
In considering the recommendation of the Board of Directors relating to the Proposed Incentive Plan, you should also be aware that neither the Partnership nor our general partner directly employs any of the persons responsible for managing our business. Under the Services and Secondment Agreement with Westlake, Westlake seconds employees to OpCo to allow OpCo to operate its facilities. In accordance with the terms of the Omnibus Agreement with Westlake, we reimburse Westlake for compensation-related expenses attributable to the portion of our executive officers’ time dedicated to providing services to us. Employees, consultants and the members of the Board of Directors providing services, directly or indirectly, for us or our affiliates, will be eligible to receive awards under the Proposed Incentive Plan if it is approved. Accordingly, these individuals have a substantial interest in the approval of the Proposed Incentive Plan. Please read “Proposal One: Amendment and Restatement of the Incentive Plan—Interests of Certain Persons in the Proposed Incentive Plan.” As of the date hereof, all of the common units that have been issued under the Incentive Plan were in settlement of phantom units awarded to certain non-employee members of the Board of Directors in connection with their service as directors. No awards have been made to employees or consultants providing services to us or our affiliates.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE INCENTIVE PLAN.
Proposal Two: Ratification of the Appointment of the Partnership’s Independent Registered Public Accounting Firm
Although the ratification of the appointment of an independent registered public accounting firm is not required to be submitted to a vote of unitholders, the Board of Directors has decided to ask our unitholders to ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (the “Auditor Ratification Proposal”).
Approval of the Auditor Ratification Proposal requires the affirmative vote of a majority of the common units present in person or by proxy at the special meeting. As of March 12, 2024, WPT owned approximately 40.1% of our outstanding limited partner units and has indicated that it will vote in favor of the Auditor Ratification Proposal.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

PROPOSAL ONE: AMENDMENT AND RESTATEMENT OF THE INCENTIVE PLAN
Reasons for the Proposal
The Incentive Plan was originally adopted in connection with our IPO on July 15, 2014. The Incentive Plan provides for grants of unit options, restricted units, phantom units, unit awards, distribution equivalent rights (“DERs”) and other unit-based awards. The purpose of the Incentive Plan is to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage such individuals to devote their best efforts to advancing the business of the Partnership and its affiliates. Awards under the Incentive Plan are determined by the Board of Directors. Under the Incentive Plan, DERs may be granted, which represent a contingent right to receive an amount in cash, units, restricted units and/or phantom units, as determined by the Board of Directors at its sole discretion, equal in value to the cash distributions made by the Partnership with respect to a common unit during the period such award is outstanding. The terms and conditions of each award are determined by the Board of Directors.
Pursuant to its terms, the Incentive Plan will terminate on the 10th anniversary of the date on which the Incentive Plan was adopted by the Board of Directors, which is July 15, 2024, unless earlier terminated by the Board of Directors. Our general partner has approved an amendment and restatement of the Westlake Chemical Partners LP Long-Term Incentive Plan, which we refer to as the “Proposed Incentive Plan,” subject to the approval of our unitholders, to: (i) extend the term of the plan for a period of ten years from the date of unitholder approval; and (ii) make other technical and non-material revisions to the plan, so that we may continue to use the plan for its stated purpose. If our unitholders do not approve this proposal, the Incentive Plan would remain outstanding in accordance with its current term and expire on July 15, 2024, after which the Partnership would no longer be able to grant equity-based awards.
No more than 1,270,000 common units may be delivered pursuant to awards under the existing Incentive Plan. As of March 12, 2024, there were 1,198,853 total common units available for future grant to participants under the Incentive Plan. As of the date hereof, all of the common units that have been issued under the Incentive Plan were in settlement of phantom units awarded to certain non-employee members of the Board of Directors in connection with their service as directors. As of March 12, 2024, 71,147 common units (net of forfeitures and cancellations and assuming vesting of 18,564 common units underlying unvested phantom units) have been issued under the existing Incentive Plan, representing approximately 0.2% of our outstanding common units on such date.
The Proposed Incentive Plan does not increase the number of common units that may be delivered or reserved for delivery pursuant to awards. Therefore, approval of the Proposed Incentive Plan would not result in any increase to the number of common units available for future grant to participants.
Summary of Sound Governance Features
The Board of Directors believes the Incentive Plan and Proposed Incentive Plan contain several features that are consistent with the interests of unitholders and sound corporate governance practices, including the following:
✔
No “evergreen” provision. Under both the Incentive Plan and the Proposed Incentive Plan, the number of units available for issuance is fixed and will not adjust based upon the number of units outstanding.

✔
Prohibition of an award grant that has the effect of reducing the exercise price of a previously granted option. Under both the Incentive Plan and the Proposed Incentive Plan, no award may be granted in substitution for, or upon the cancellation of, any previously granted option that has the effect of reducing the exercise price thereof.

✔
Prohibition of the replacement of underwater options with other awards or cash. Under both the Incentive Plan and the Proposed Incentive Plan, no awards (including, but not limited to, cash awards) may be granted in exchange or in replacement of an option with an exercise price per unit greater than the fair market value of a unit.

Furthermore, our grant practices are conservative and mindful of unitholder interests, as evidenced by our low unit usage over the past ten years and the fact that only non-employee members of the Board of Directors, in connection with their service as directors have received awards under the Incentive Plan.

Description of the Proposed Incentive Plan
The following is a brief description of the principal features of the Proposed Incentive Plan. The following is qualified in its entirety by the text of the Proposed Incentive Plan, a copy of which is attached to this proxy statement as Appendix A. You should refer to the Proposed Incentive Plan for details regarding the awards that may be made thereunder.
Eligibility
Employees and consultants of the Partnership, the general partner and their respective affiliates as well as non-employee members of the Board of Directors (together, approximately 160 individuals in total as of March 1, 2024), are eligible to be designated a participant and receive awards under the plan. The administrator of the plan has the discretion to determine the individuals who will be granted awards under the plan. As of the date hereof, all of the common units that have been issued under the Incentive Plan were in settlement of phantom units awarded to certain non-employee members of the Board of Directors in connection with their service as directors.
Units Available for Awards
No more than 1,270,000 common units may be delivered pursuant to awards under the Proposed Incentive Plan, which represents no increase to the number of common units initially authorized in 2014 to be issued under the Incentive Plan. Common units will be made available either from authorized but unissued units or from treasury units that have been issued but reacquired by us. Through March 12, 2024, 71,147 common units (net of forfeitures and cancellations and assuming vesting of 18,564 common units underlying unvested phantom units) have been issued under the existing Incentive Plan, representing approximately 0.2% of our outstanding common units on such date. This leaves a total of 1,198,853 common units available for issuance under the Incentive Plan (and, if approved, that would be available under the Proposed Incentive Plan). As of the date hereof, all of the common units that have been issued under the Incentive Plan were in settlement of phantom units awarded to certain non-employee members of the Board of Directors in connection with their service as directors.
Common units subject to awards under the plan that are forfeited or terminated without issuance of the full number of common units to which the award related, expire unexercised, are settled in cash in lieu of units or are held back to cover the exercise price or tax withholding will not count against the aggregate plan maximum or any sublimit and will become available for awards under the plan.
The administrator of the plan may make appropriate adjustments in the number of common units available under the plan to reflect any equity restructuring, recapitalization, split, reverse split, reorganization, merger, change of control, consolidation, split-up, spin-off, combination, repurchase, exchange of units or other securities of the Partnership, issuance of warrants or other rights to purchase units or other securities of the Partnership, or other similar transaction or event.
Administration
The Board of Directors serves as administrator of the plan. The administrator has the discretion to determine the employees, non-employee members of the Board of Directors and consultants who will be granted awards, the sizes and types of such awards, and the terms and conditions of such awards, subject to the limitations set forth in the plan. In addition, the administrator has full and final authority to interpret the plan and may, from time to time, adopt rules and regulations in order to carry out the terms of the plan.
Subject to certain restrictions contained in the plan, the administrator has the discretion to extend the exercisability of an award, accelerate the vesting or exercisability of an award, or otherwise amend the award in a manner that is not adverse to, or is consented to by, the recipient of the award.
To the extent allowed by applicable law, the administrator may delegate any of its powers and duties under the plan, including the power to grant awards under the plan, to the chief executive officer of the general partner, subject to such limitations on such delegated powers and duties as the administrator may impose and excluding granting authority with respect to awards to any Section 16 officer or member of the Board of Directors. Under certain circumstances as described in the plan, the administrator may also delegate granting authority to a subcommittee with respect to awards to any Section 16 officer.

Awards
At the discretion of the administrator, employees and consultants of the Partnership, the general partner and their respective affiliates as well as non-employee members of the Board of Directors may be granted awards under the plan in the form of options, unit appreciation rights, restricted units and phantom units, distribution equivalent rights, unit awards and unit-based awards (any of which may be a performance award). Awards under the plan may be granted singly, in combination, or in tandem. As of the date hereof, all of the common units that have been issued under the Incentive Plan were in settlement of phantom units awarded to certain non-employee members of the Board of Directors in connection with their service as directors.
Options and Unit Appreciation Rights
An option is a right to purchase a specified number of common units at a specified exercise price. A unit appreciation right or “UAR” is a right to receive a payment, in cash or common units, equal to the excess of the fair market value of a specified number of units over a specified exercise price. All options and UARs granted under the plan must have an exercise price per unit that is not less than the fair market value (as defined in the plan) of our common unit on the date of grant, subject to a limited exception specified in the plan. The exercise price, number of units, terms and conditions of exercise, and other terms of an option or UAR grant will be fixed by the administrator as of the grant date. However, without unitholder approval, options and UARs may not be repriced, including by means of a substitute award.
The administrator of the plan determines the exercise terms of an option or UAR, including the method or methods by which payment of the exercise price with respect to an option or UAR may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the general partner, withholding units having a fair market value on the excise date equal to the relevant exercise price from the award, a cashless-broker exercise through procedures approved by the general partner, other securities or other property, a note in a form acceptable to the general partner, or any combination of the foregoing methods. As of the date hereof, no options or UARs had been granted under the Incentive Plan.
Unit Awards
The plan provides for the granting of restricted units, phantom units, unit awards, and other unit-based awards to employees, consultants and non-employee members of the Board of Directors that consist of grants of common units or units denominated in common units. The terms, conditions and limitations applicable to any unit award will be decided by the administrator. At the discretion of the administrator, the terms of a restricted unit award may include rights to receive distributions made by the Partnership with respect to such restricted unit. Such distributions are subject to the same forfeiture and other restrictions as the corresponding restricted unit and will not be paid until the corresponding restricted unit vests. As of the date hereof, the only unit awards that have been granted under the Incentive Plan are phantom units.
Distribution Equivalent Rights
The plan provides for the granting of distribution equivalent rights or “DERs” to employees, consultants and non-employee members of the Board of Directors that represent a contingent right to receive an amount in cash, units, restricted units and/or phantom units equal in value to the distributions made by the Partnership with respect to a unit during the period such DER award is outstanding. DERs may be granted alone or in tandem with a unit or unit-based award. As of the date hereof, DERs have been granted only in connection with phantom units awarded to certain non-employee members of the Board of Directors in connection with their service as directors. No stand-alone DERs have been granted under the Incentive Plan.
Amendment, Modification, and Termination
The Board of Directors may amend, alter, suspend, discontinue, or terminate the plan in any manner; however, no amendment will be effective prior to approval by our unitholders if such approval is required by law or the requirements of the exchange on which our common units are listed.
No awards may be made following the tenth anniversary of the effective date of the Proposed Incentive Plan, which effective date shall be the date on which our unitholders approve the Proposed Incentive Plan.

Clawback Policy
All awards or amounts payable under the plan shall be subject to potential cancellation, rescission, clawback and recoupment as may be required in accordance with the terms of any clawback policy adopted by the general partner or the Partnership.
U.S. Federal Income Tax Effects of Awards Under the Proposed Incentive Plan
The following summary is based upon current interpretations of existing federal income tax laws. The discussion below is not purported to be complete, and it does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any local, state or foreign country in which the participant’s income or gain may be taxable.
A participant who is granted an option does not have taxable income at the time of grant but does have taxable income at the time of exercise. The income equals the difference between the exercise price and the fair market value of our common unit on the exercise date. We are entitled to a corresponding tax deduction for the same amount.
The grant of a UAR will produce no U.S. federal income tax consequences for the participant or us. The exercise of a UAR results in taxable income to the participant equal to the difference between the exercise price and the fair market value of our common unit on the date of exercise and a corresponding tax deduction to us.
A participant who has been granted a unit award will realize taxable income at the time of grant in an amount equal to the fair market value of a common unit.
A participant who has been granted an award of restricted units or phantom stock units will not realize taxable income at the time of the grant. When the restrictions lapse and the award vests and is settled, the participant will recognize taxable income in an amount equal to the excess of the fair market value of our common unit or cash received at that time over the amount, if any, paid for the units, and we will be entitled to a corresponding tax deduction.
A participant who has been granted an award subject to the attainment of one or more performance goals will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at that time. A participant will realize ordinary income at the time the award is paid equal to the amount of cash paid or the fair market value of common units delivered, and we will be entitled to a corresponding tax deduction.
We may deduct any taxes required by law to be withheld in connection with any award.
Section 409A of the Code generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (1) timing of payouts, (2) advance election of deferrals or (3) restrictions on acceleration of payouts, will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. Failure to comply with Section 409A may result in the early taxation (plus interest) to the holder of deferred compensation and the imposition of a 20% penalty on the holder on such deferred amounts included in the holder’s income.
Future Benefits
The awards, if any, that will be made to eligible participants under the Proposed Incentive Plan depend on future decisions to be made by the Board of Directors in its sole discretion, subject to applicable provisions of the Proposed Incentive Plan. No awards have been granted that are contingent on the approval of the Proposed Incentive Plan. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the Proposed Incentive Plan or the benefits that would have been received by such participants if the Proposed Incentive Plan had been in effect in the year ended December 31, 2023.
Interests of Certain Persons in the Proposed Incentive Plan
In considering the recommendation of the Board of Directors relating to the Proposed Incentive Plan, you should be aware that our general partner may have interests that differ from yours. We, our general partner and Westlake are affiliates under the collective common control of TTWF LP, Westlake’s principal stockholder. As of March 12, 2024, TTWF GP LLC, TTWF LP’s general partner, owned 1,401,869 of our common units, or approximately 4.0% of our outstanding common units. As of March 12, 2024, WPT LLC owned 14,122,230 of our common units, or approximately 40.1% of our outstanding common units; a 100% interest in our general partner; and our incentive distribution rights. WPT has indicated its intent to vote in favor of the Proposed Incentive Plan.
Certain members of the Board of Directors and the executive officers of our general partner also serve as directors or officers of Westlake and its affiliates. As of March 12, 2024, the members of the Board of Directors and executive officers of our general partner collectively owned or controlled 1.1% of our outstanding common units. Please read “Security Ownership of Certain Beneficial Owners and Management.”
The President, Chief Executive Officer and Director and the Chairman of the Board of Directors are brothers. Otherwise, there are no familial relationships among any of our general partner’s directors or executive officers.
In considering the recommendation of the Board of Directors relating to the Proposed Incentive Plan, you should also be aware that neither the Partnership nor our general partner directly employs any of the persons responsible for managing our business. Under the Services and Secondment Agreement with Westlake, Westlake seconds employees to OpCo to allow OpCo to operate its facilities. In accordance with the terms of the Omnibus Agreement with Westlake, we reimburse Westlake for compensation-related expenses attributable to the portion of our executive officers’ time dedicated to providing services to us. Employees, consultants and the members of the Board of Directors providing services, directly or indirectly, for us or our subsidiaries, will be eligible to receive awards under the Proposed Incentive Plan if it is approved. Accordingly, these individuals have a substantial interest in the approval of the Proposed Incentive Plan. As of the date hereof, all of the common units that have been issued under the Incentive Plan were in settlement of phantom units awarded to certain non-employee members of the Board of Directors in connection with their service as directors. No awards have been made to employees or consultants providing services to us or our affiliates.
Vote Required for Approval of the Proposed Incentive Plan
The Partnership Agreement does not require that we present the Proposed Incentive Plan to our unitholders for approval. However, under the rules of the NYSE, unitholder approval is required to extend the term of our Long-Term Incentive Plan, which will otherwise terminate on July 15, 2024. Pursuant to the Partnership Agreement, the approval of the amendment and restatement of the Incentive Plan requires the affirmative vote of a majority of the common units present in person or by proxy at the special meeting. Abstentions and broker non-votes will have the same effect as a vote against the proposal.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE INCENTIVE PLAN.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF THE PARTNERSHIP’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Reasons for the Proposal
The audit committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2023. Although the ratification of the appointment of an independent registered public accounting firm is not required to be submitted to a vote of unitholders, the Board of Directors has decided to ask our unitholders to ratify this appointment. If our unitholders do not ratify the appointment of PricewaterhouseCoopers LLP, the audit committee will consider the appointment of another accounting firm.
Vote Required for Approval of the Auditor Ratification Proposal
Pursuant to the Partnership Agreement, the ratification of PricewaterhouseCoopers LLP as the Partnership’s registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the common units present in person or by proxy at the special meeting. Abstentions and broker non-votes will have the same effect as a vote against the proposal.
Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.
Principal Accountant Fees and Services
PricewaterhouseCoopers LLP serves as our independent registered public accounting firm. PricewaterhouseCoopers LLP, or its predecessor, has served as our independent registered public accounting firm since our IPO in 2014. Representatives of PricewaterhouseCoopers LLP are expected to be present at the special meeting. If present, the representatives will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.
The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP in connection with the 2023 and 2022 audits and fees billed by PricewaterhouseCoopers LLP for other services rendered in the years ended December 31, 2023 and December 31, 2022:
	Year Ended December 31,
	2023	2022
Audit fees(1)	$909,500	$840,000
Audit-related Fees	0	0
Tax fees(2)	396,195	362,652
All other fees	0	0
Total	$1,305,695	$1,202,652
(1)
Audit fees represent fees billed for professional services rendered for the audits of our annual consolidated financial statements, audit of internal controls and quarterly review of our consolidated financial statements in 2023 and 2022 and review of a registration statement filed with the SEC in 2023.

(2)
Represents tax services with respect to the preparation of the Partnership's 2022 K-1 and K-3 statements in 2023 and the preparation of the Partnership's 2021 K-1 and K-3 statements in 2022, tax consulting services in 2023 and compliance services in 2023 and 2022, respectively.

Audit Committee Pre-Approval Policy
The charter of the audit committee of our general partner’s board of directors, which is available on our website at www.wlkpartners.com, requires the audit committee to pre-approve all audit services and non-audit services (other than de minimis non-audit services as defined by the Sarbanes-Oxley Act of 2002) to be provided by our independent registered public accounting firm. The audit committee has adopted a pre-approval policy with respect to services that may be performed by the independent registered public accounting firm. The audit committee pre-approved all services provided by PricewaterhouseCoopers during the fiscal year ended December 31, 2023.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
The Partnership is managed and operated by the Board of Directors and executive officers of our general partner, Westlake Chemical Partners GP LLC, a wholly-owned subsidiary of Westlake. As a result of owning our general partner, Westlake has the right to appoint all members of the board of directors. Our unitholders are not entitled to elect our general partner or its directors or otherwise directly participate in our management or operations. Our general partner owes certain contractual duties to our unitholders as well as a fiduciary duty to its owner, Westlake.
All of the executive officers of our general partner allocate their time between managing our business and affairs and the business and affairs of Westlake. The amount of time that our executive officers devote to our business and the business of Westlake varies in any given period based on a variety of factors. We expect our general partner’s executive officers to devote as much time as is necessary for the proper conduct of our business and affairs. However, their fiduciary duties to Westlake and other obligations may prevent them from devoting sufficient time to our business and affairs.
Compensation Discussion and Analysis
Overview
Neither we nor our general partner directly employ any of the persons responsible for managing our business. All of our general partner’s executive officers are employees of Westlake. In accordance with the terms of the Omnibus Agreement with Westlake, effective August 4, 2014, as amended, we reimburse Westlake for compensation-related expenses attributable to the portion of our executive officers’ time dedicated to providing services to us. In connection with Westlake’s annual budget process, Westlake determines a budgeted allocation rate, which represents an estimated average percentage of expected time that will be spent by each of the executive officers on our business during the succeeding year. The executive officers provide input as to what those estimated percentages should be. Those estimates are revised each year based on historical experience and business plans for the following year. The executive officers do not keep logs of their time spent on our matters. Since the allocation rate is initially estimated, the actual time spent by an executive officer on our behalf may vary from the budgeted allocation rate, and we may recognize an adjustment at the end of the year if allocating more or less of that executive officer’s compensation than the actual percentage of his time spent on our behalf in a given year. During 2023, Mr. Albert Chao devoted approximately 10% of his total business time to our general partner, our consolidated subsidiaries (including OpCo) and us and Mr. Steven Bender devoted approximately 10% of his total business time to our general partner, our consolidated subsidiaries (including OpCo) and us. The allocation of the executive officers’ time in future years and, in turn, future compensation allocations, may differ from the time and compensation allocated for each executive officer in 2023.
Westlake has determined that only the base salary of each of the Westlake executive officers shall be allocated to us based on the percentages of business time set forth above. This is because Westlake’s other compensation components such as Westlake equity awards and annual and quarterly cash incentive plans are determined based on the achievement of specific performance goals of Westlake’s business, and not our business. Westlake has significant assets and holdings outside of us and our general partner.
Named Executive Officers
For 2023, our named executive officers (“NEOs”) consisted of our general partner’s principal executive officer, Mr. Albert Chao, and our general partner’s principal financial officer, Mr. Steven Bender. The compensation allocated to us in 2023 for each of the other executive officers of our general partner did not exceed $100,000. Therefore, none of the other executive officers are considered NEOs for 2023.
Compensation Decisions
Westlake has ultimate decision-making authority with respect to the total compensation of our NEOs because our NEOs are employed by Westlake. Any such compensation decisions will not be subject to any approvals by us, the Board of Directors or any committees thereof.
Except for amounts that we pay to Westlake under the Omnibus Agreement, we do not otherwise pay or reimburse any compensation amounts to or for our NEOs. Each of our executive officers (including our NEOs) is eligible to receive grants of unit-based awards under the Incentive Plan, but none has to date received any awards under the Incentive Plan. Any awards under the Incentive Plan must be approved by the Board of Directors.
Westlake Compensation Committee Oversight
The board of directors of Westlake has established a compensation committee (the “Westlake Compensation Committee”) to review and provide oversight of the compensation programs of Westlake and the compensation of the principal executive officer of Westlake (the “Westlake PEO”), the other named executive officers of Westlake (together with the Westlake PEO, the “Westlake NEOs”) and other employees designated as executive officers of Westlake (collectively, the “Westlake Executives”).
External Advisors
To assist the Westlake Compensation Committee in respect of its oversight responsibilities, the Westlake Compensation Committee periodically utilizes the services of independent third-party compensation consultants to conduct compensation surveys and determine compensation trends, analyze and assess Westlake’s compensation systems and programs (which includes the compensation of the Westlake Executives), review current legal, accounting and administrative matters associated with executive compensation and offer opinions as to the effectiveness and competitiveness of the program. For 2023, the Westlake Compensation Committee directly engaged the services of Willis Towers Watson as a compensation consultant to advise the Westlake Compensation Committee on executive compensation matters. Willis Towers Watson assists the Westlake Compensation Committee by providing comparative market data on compensation programs and practices of peer competitors, the broader-based chemical and building products industries and general industry. Willis Towers Watson also assists Westlake with general compensation consultation regarding employees other than the Westlake NEOs. In 2023, Westlake paid Willis Towers Watson approximately $213,000 for compensation advisory services and approximately $2.7 million for other services (primarily related to the administration of Westlake's legacy defined benefit retirement plans). The decision to engage Willis Towers Watson for the non-executive-compensation services was made by Westlake management and approved or ratified by the Westlake Compensation Committee. In February 2024, the Westlake Compensation Committee assessed whether the work of Willis Towers Watson for Westlake during 2023 raised any conflict of interest and concluded that no conflict of interest exists.
The Deliberative Process
In establishing targeted levels of executive compensation, the Westlake Compensation Committee has selected a set of peer group companies (the “Peer Group”) from among companies of relative comparable size to Westlake, with executive positions of similar scope and responsibility, and from among companies with which Westlake may compete for executive talent. With the assistance of Willis Towers Watson, the Westlake Compensation Committee reviews the Peer Group on a regular basis. To validate current peers and identify potential new peer companies, Willis Towers Watson conducts a comprehensive review using both objective and qualitative criteria that the Westlake Compensation Committee deems to be appropriate, including recent developments with current peer companies (e.g., merger and acquisition activity and changes in financial performance), revenue, industry classification, market capitalization and other financial data, peers of peers analysis, business and product portfolios, peers as identified by proxy advisory firms such as ISS and Glass Lewis, and business and labor market competitors, with an overall objective of achieving approximately a median ranking for Westlake within the Peer Group.

The following companies from both the chemicals and building products industries made up the Peer Group as adopted by the Westlake Compensation Committee for purposes of determining compensation for the Westlake NEOs for 2023:
Builders FirstSource, Inc.	Huntsman Corporation
Celanese Corporation	Masco Corporation
Corteva, Inc.	The Mosaic Company
The Chemours Company	Olin Corporation
DuPont de Nemours, Inc.	Owens Corning
Eastman Chemical Company	PPG Industries, Inc.
Fortune Brands Innovations, Inc.	RPM International Inc.
As proposed by Willis Towers Watson, the Westlake Compensation Committee recommended, and the Westlake board of directors approved, adjustments to the Peer Group in November 2023 for purposes of determining compensation for 2024. In consideration of the criteria previously mentioned and to achieve an approximately median ranking for Westlake relative to its Peer Group, Dow Inc., Ecolab Inc., LyondellBasell Industries N.V. and The Sherwin-Williams Company were added and Corteva, Inc. and Fortune Brands Innovations, Inc. were removed. The Westlake Compensation Committee will continue to make changes in the Peer Group as warranted to reflect changes in the size, business profile and publicly-listed status of the companies to help ensure that companies comparable in size and business profile to Westlake are included and continue to be appropriate for the compensation decision-making process.
In addition to referring to the Peer Group, Willis Towers Watson utilizes survey data from its proprietary compensation databases, including, but not limited to, the Willis Towers Watson CDB Executive Survey and other relevant market information. These surveys compare the compensation of executives at numerous companies to similar positions as the Westlake NEOs (the “Market Survey”). The Market Survey is used in conjunction with the Peer Group data (collectively, the “Reference Points”) to help validate the market findings and more specifically establish market compensation rates for positions with limited Peer Group data and/or for positions that are not industry-specific and for which Westlake would need to recruit on a broader basis (for instance, Chief Financial Officer). Finally, in establishing the target executive compensation, the Westlake Compensation Committee takes a total compensation view to include base pay, cash bonuses and long-term incentives, so that as long as the composite total compensation of a Westlake NEO is competitive with the Reference Points, individual components may fall below or above the median of the Reference Points. In conducting its surveys for the Reference Points, Willis Towers Watson reports directly to the Westlake Compensation Committee on each component and on a composite total compensation basis.
The Westlake Compensation Committee meets annually in February to address the compensation of the Westlake NEOs and other Westlake Executives, including each of our NEOs. During this meeting, the Westlake Compensation Committee reviews the achievement of Westlake’s goals and objectives, including Westlake’s Economic Value Added (defined as the net operating profit after taxes in relation to capital employed) and performance relative to its competitors within the chemical and building products industries, including those direct competitors within the Peer Group, the Reference Points and other relevant factors established by the Westlake Compensation Committee. During this deliberation, the Westlake PEO is excused from the meeting to allow the members of the Westlake Compensation Committee to deliberate independently regarding the Westlake PEO’s compensation. During this annual review meeting, the Westlake PEO also presents his recommendations to the Westlake Compensation Committee regarding the compensation to be provided to the other Westlake NEOs and other Westlake Executives. The Westlake PEO and the Westlake Compensation Committee, after considering data from the Reference Points and other relevant factors, set the compensation for these Westlake Executives.
Compensation Philosophy and Program Objectives of Westlake
Westlake has designed and maintains a comprehensive executive compensation program as a means of:
•	attracting, rewarding and retaining top executive talent in support of Westlake's vision, mission and objectives;
•	maintaining market competitiveness with Westlake's peer group compensation programs and practices;

•	encouraging and rewarding the achievement of specific individual, business segment and corporate goals and objectives;
•
placing a significant portion of total compensation at risk through variable pay components, including upside potential where targeted objectives are exceeded, to promote management action to create added stockholder value;

•	aligning management interests with the interests of Westlake’s stockholders; and
•	balancing short-term objectives with long-term strategic initiatives.
Establishing Compensation Levels
On an annual basis as the Westlake Compensation Committee meets to set the target compensation for the Westlake PEO, other Westlake NEOs and other Westlake Executives, the Westlake Compensation Committee considers the responsibility and scope of the individual job assignments as well as the Westlake Executive’s job performance and achievements measured against a variety of goals and objectives. As a first step, the Westlake PEO provides his evaluation of each Westlake Executive based upon the achievement of goals and objectives unique to a business segment or a corporate assignment and an assessment of the Westlake Executive's individual contribution and effort and a variety of managerial success factors. Next, the Westlake Compensation Committee may make its own assessment of each Westlake Executive based upon the interaction Westlake Compensation Committee members have had with the Westlake Executive throughout the year. Lastly, once the Westlake Compensation Committee considers all of these factors in tandem with the Reference Points, the Westlake Compensation Committee establishes the compensation target for each element of the total compensation program.
Base Pay—This element is the principal cash compensation component of Westlake’s program and is designed to provide the Westlake Executive with a market-competitive minimum level of compensation. In setting base pay rates for 2023, the Westlake Compensation Committee considered the Reference Points, the scope and range of responsibility, accountability and business impact of the position as well as current economic conditions to aid it in evaluating and matching the positions with the market and setting fair-market competitive base pay targets. In setting base pay rates for Westlake Executives, the Westlake Compensation Committee has determined that, based on advice of its independent consultant, Willis Towers Watson, the base pay of the Westlake Executives can generally be considered as competitive if targeted to be within 90% to 110% of the 50th percentile of the market depending on the performance of the individual Westlake Executive, the magnitude of adjustments deemed necessary by the Westlake Compensation Committee to ensure retention of the Westlake Executive and the performance of Westlake. The Westlake Compensation Committee also recognizes that market pricing is an inexact science and that base pay above or below that range may be required to meet market demand or to recognize individual performance or experience levels. The Westlake Compensation Committee does not set a specific fixed target percentage for any of the Westlake NEOs but generally works to set the base pay of each Westlake NEO to be within the range at its discretion based upon market and performance factors. Base pay is evaluated on an annual basis using then current market information, and the Westlake Compensation Committee may authorize an adjustment to:
•	ensure that the Westlake Executive’s current base pay is within the acceptable target level as determined by the Westlake Compensation Committee;
•	ensure internal equity;
•	recognize individual performance and contributions; or
•	recognize changes in responsibility or the scope of the Westlake Executive’s position.
For additional information regarding compensation decisions made by the Westlake Compensation Committee during 2023, including Westlake equity awards and annual and quarterly cash incentive plans, see the proxy statement that is expected to be filed by Westlake in connection with its 2024 annual meeting of stockholders. In February 2024, the Westlake Compensation Committee elected to increase the base salary for Mr. Albert Chao to $1,301,000 from $1,263,000 and for Mr. Bender to $755,000 from $730,000.

Employment Agreements; Termination or Change-in-Control Arrangements
Employment Agreements—Westlake does not have employment agreements with any of the Westlake NEOs; however, each Westlake Executive, including each of the Westlake NEOs, is typically provided an offer letter of employment containing the principal elements of the employment arrangement, including compensation.
Termination or Change-in-Control Arrangements—Although none of the offer letters contain a provision for payments by us upon termination or a change in control, in 2023, Westlake incorporated change in control provisions into its annual cash incentive plan and long-term equity incentive plan that provide for certain benefits on a qualifying termination of employment within a twenty-four month period following a change in control of Westlake for awards that are assumed or replaced with equivalent awards or protections in connection with a change in control of Westlake if such awards were not assumed or replaced with equivalent awards. Furthermore, award agreements under Westlake’s long-term equity incentive plan contain provisions that provide for certain accelerated vesting benefits in the event of termination by reason of death or normal retirement and Westlake’s annual cash incentive plan provides for the payment of a prorated bonus and certain banked amounts in the event of termination by reason of death, permanent disability, normal retirement or an approved reduction-in-force. For additional information on termination and change in control provisions, see the section titled “2023 Potential Payments Upon Termination or Change in Control” of the proxy statement that is expected to be filed by Westlake in connection with its 2024 annual meeting of stockholders. We are not required to reimburse Westlake for any portion of such benefits that may become payable to our NEOs either in connection with or following a termination of employment or a change in control of Westlake.
Recovery of Erroneously Awarded Compensation— In November 2023, the Board of Directors approved a policy for the recovery of erroneously awarded compensation, or “clawback” policy, applicable to executive officers. The policy implements the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 as required under the listing standards of the New York Stock Exchange, and requires recovery of incentive-based compensation received by current or former executive officers during the three fiscal years preceding the date it is determined that the Partnership is required to prepare an accounting restatement, including to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure. As of the date hereof, none of our current or former executive officers have received incentive-based compensation from us for their services.
Compensation Committee Report
Neither we nor our general partner has a compensation committee. The Board of Directors has reviewed and discussed the Partnership’s “Compensation Discussion and Analysis” with management. and, based upon this review, has approved it for inclusion in this proxy statement.
The information contained in this proxy statement shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Partnership specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
THE BOARD OF DIRECTORS OF WESTLAKE CHEMICAL PARTNERS GP LLC
Albert Y. Chao
James Y. Chao
M. Steven Bender
L. Benjamin Ederington
G. Stephen Finley
Lisa A. Friel
Randy G. Woelfel

Compensation Committee Interlocks and Insider Participation
Neither we nor our general partner has a compensation committee. As described in “Compensation Discussion and Analysis”, decisions regarding the 2023 compensation of the Westlake PEO were made by the Westlake Compensation Committee and decisions regarding the 2023 compensation of other Westlake NEOs and other Westlake Executives were made by the Westlake PEO and the Westlake Compensation Committee.
Certain members of the Board of Directors and the executive officers of our general partner also serve as directors or officers of Westlake and its affiliates. Additionally, our President, Chief Executive Officer and Director and the Chairman of the Board of Directors are brothers. None of the directors or executive officers of our general partner served as members of the Westlake Compensation Committee or the compensation committee of another entity that has or had an executive officer who served as a member of the Board of Directors during the year ended December 31, 2023.
Summary Compensation Table
The compensation of our NEOs included in the tables below is established by Westlake as described above. We have included in the following tables the full base salary paid by Westlake to each of the NEOs, together with an estimate of the approximate time spent by each NEO on our behalf. The following table provides information regarding the NEO compensation actually allocated to us during 2023, 2022 and 2021.
Name and Principal Position	Year	Base Salary ($)(1)	Percentage Allocated(2)	Total ($)(3)
Albert Y. Chao President and Chief Executive Officer	2023	1,256,000	10.0%	125,600
	2022	1,201,000	10.0%	120,100
	2021	1,163,167	10.0%	116,317
M. Steven Bender Executive Vice President and Chief Financial Officer	2023	721,000	10.0%	72,100
	2022	660,000	10.0%	66,000
	2021	638,833	10.0%	63,883
(1)	See “Compensation Discussion and Analysis—Establishing Compensation Levels—Base Pay” for more information on base salary.
(2)	See “Compensation Discussion and Analysis—Overview” for more information on the portion of base salary allocated to us by Westlake.
(3)
Reflects the portion of base salary allocated to us by Westlake for the periods from January 1, 2023 through December 31, 2023, from January 1, 2022 through December 31, 2022 and from January 1, 2021 through December 31, 2021.

Pay-Versus-Performance
2023 Pay-Versus-Performance Compensation Table
Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(1)	Summary Compensation Table Total for Non-CEO NEO ($)(2)	Compensation Actually Paid to Non-CEO NEO ($)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions) ($)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)
2023	125,600	125,600	72,100	72,100	114	114	54.283
2022	120,100	120,100	66,000	66,000	114	108	64.173
2021	116,317	116,317	63,883	63,883	121	124	82.547
(1)
The summary compensation table totals for the CEO, Mr. Albert Chao, did not require equity award or pension plan benefit-related adjustments to arrive at the “compensation actually paid to the CEO” in each year. During the measurement period, Mr. Chao has not been granted any equity awards or received any pension benefits under a plan of the Partnership or in connection with his services to the Partnership. Mr. Chao’s summary compensation table totals for each year of the measurement period reflect only the portion of his base salary allocated to the Partnership by Westlake.

(2)
Mr. Bender was the sole non-CEO NEO for each year of the measurement period. The summary compensation table totals for Mr. Bender did not require equity award or pension plan benefit-related adjustments to arrive at the “compensation actually paid to Non-CEO NEOs” in each year. During the measurement period, Mr. Bender has not been granted any equity awards or received any pension benefits under a plan of the Partnership or in connection with his services to the Partnership. Mr. Bender’s summary compensation table totals reflect only the portion of his base salary allocated to the Partnership by Westlake.

(3)	Peer Group is the Chicago Board Options Exchange S&P Chemicals Index, also known as the Standard & Poor’s Chemicals Index, or CEX.
A company-selected measure has not been added to this table, as the Partnership does not use any financial performance measures to link “executive compensation actually paid” to the Partnership’s performance.
2023 Pay-Versus-Performance Relationship Disclosure
Relationship Between Compensation Actually Paid and Cumulative TSR. As required by Item 402(v) of Regulation S-K, we are presenting the graph below, which compares the compensation actually paid to the CEO and the average amount of compensation actually paid to the Non-CEO NEO to cumulative TSR of the Partnership over the three-year period presented in the table. The TSR amounts reflected in the graph below assume reinvestment of distributions, where applicable, and that $100 was invested at the market close on December 31, 2020. We are allocated a set percentage of our NEO’s base pay allocated by Westlake, and, therefore, compensation actually paid is not sensitive to the Partnership’s TSR.

Compensation Actually Paid vs. Company TSR
$150,000
$100,000
$50,000
$0
Compensation Actually Paid
$140
$120
$100
$80
$60
$40
$20
$0
Cumulative TSR
(value of inital $100 Investment)
2021
2022
2023
CEO
Non-CEO NEO
Company TSR

Relationship Between Compensation Actually Paid and Net Income. As required by Item 402(v) of Regulation S-K, we are presenting the graph below, which compares the compensation actually paid to the CEO and the average amount of compensation actually paid to the Non-CEO NEO to net income of the Partnership over the three-year period presented in the table. We are allocated a set percentage of our NEO’s base pay allocated by Westlake, and, therefore, compensation actually paid is not sensitive to the Partnership’s net income.

Compensation Actually Paid vs. Net Income
$150,000
$100,000
$50,000
$0
Compensation Actually Paid
$100
$75
$50
$25
$0
Net Income (in millions)
2021
2022
2023
CEO
Non-CEO NEO
Net Income

Relationship Between Cumulative TSR of the Partnership and Cumulative TSR of the Peer Group. As required by Item 402(v) of Regulation S-K, we are presenting the graph below, which compares cumulative TSR of the Partnership and cumulative TSR of the peer group (which, in accordance with applicable SEC guidance, is the peer group used by Westlake for this purpose, the Chicago Board Options Exchange S&P Chemicals Index (“CEX”)), over the three-year period presented in the table. As demonstrated by the following graph, the Partnership’s cumulative TSR over the three-year period presented in the table was 14%, while the cumulative TSR of the peer group presented for this purpose was 14% over the three-year period presented in the table.

Partnership TSR v. Peer Group TSR
Cumulative TSR
(Value of Initial $100 Investment)
$130
$125
$120
$115
$110
$105
$100
$95
$90
$85
$80
2020
2021
2022
2023
Partnership TSR
CEX TSR

2023 Key Performance Measures
A list of the most important financial performance measures used by the Partnership to link “executive compensation actually paid” to the Partnership’s fiscal year 2023 performance has not been provided because the Partnership does not use any financial performance measures to link “executive compensation actually paid” to the Partnership’s performance.
CEO Pay Ratio Analysis
The table below sets forth comparative information regarding: (1) the annual total compensation of our Chief Executive Officer, Mr. Albert Chao, for the year ended December 31, 2023, determined on the basis set forth in the Summary Compensation Table; (2) the median of the annual total compensation of all seconded employees of Westlake that provide services to OpCo under the Services and Secondment Agreement, which excludes our Chief Executive Officer, for the year ended December 31, 2023, determined on the basis described below; and (3) a ratio comparison of those two amounts. These amounts were determined in accordance with rules prescribed by the SEC.
Neither we nor OpCo have any employees. However, for purposes of this disclosure, we have included the employees of Westlake and its other affiliates who are seconded to OpCo under the Services and Secondment Agreement for the production of ethylene (the “Seconded Employees”). SEC rules allow us to identify our median employee once every three years unless there has been a change in our Seconded Employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. Accordingly, our 2023 CEO pay ratio is calculated utilizing the same median Seconded Employee identified in 2022. In determining that it was still appropriate to utilize our 2022 median Seconded Employee for this disclosure, we considered the change to our Seconded Employee population and compensation programs during 2023, as well as the absence of material changes in that Seconded Employee’s job description or compensation during 2023. For purposes of determining the median of the annual total compensation of such Seconded Employees for the year ended December 31, 2022, the applicable SEC rules required us to identify the median employee, by using either annual total compensation for all such employees or another consistently applied compensation measure. For these purposes, we used total taxable earnings, plus certain non-taxable items, including retirement plan contributions and perquisites, as determined from the payroll records of Westlake and its affiliates providing the services of the Seconded Employees to OpCo for the period from January 1, 2022 through December 31, 2022 (the “Measurement Date”), as our consistently applied compensation measure. We included all Seconded Employees of Westlake who provided services to OpCo as of the Measurement Date whether employed on a full-time, part-time or seasonal basis. We did not use statistical sampling or include any cost-of-living adjustments for purposes of this determination. We calculated 2023 total compensation for the median Seconded Employee identified in 2022 and our Chief Executive Officer using the same methodology we used for determining total compensation for 2023 for our NEOs as set forth in the Summary Compensation Table.
Chief Executive Officer annual total compensation (A)	$125,600
Median annual total compensation of all employees (excluding Chief Executive Officer) (B)	$154,978
Ratio of (A) to (B)	0.81
Director Compensation
Officers or employees of Westlake or its affiliates who also serve as directors do not receive additional compensation for such service. The directors who are not also officers or employees of Westlake or its affiliates (i.e., Ms. Friel and Messrs. Finley and Woelfel) receive compensation from our general partner for their service.
In 2023, Messrs. Finley and Woelfel and Ms. Friel each received an annual retainer valued at approximately $205,000, of which $100,000 was paid in the form of a cash retainer and the remaining $105,000 was paid in the form of a grant of phantom unit awards under the Incentive Plan. In addition, in connection with her appointment to the Board of Directors, Ms. Friel received a grant of phantom unit awards valued at $105,000, effective May 10, 2023. All phantom unit awards vest on the first anniversary of their grant date. Mr. Finley, as the audit committee chairman, received an additional cash retainer of $20,000.

In addition, each non-employee member of the Board of Directors is reimbursed for out-of-pocket expenses in connection with attending board and committee meetings. Each director is fully indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law pursuant to the Partnership Agreement.
The following table sets forth a summary of the compensation paid to non-employee directors in 2023:
Name	Fees Earned or Paid in Cash ($)	Phantom Unit Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
G. Stephen Finley	120,000	105,000	8,237	233,237
Lisa A. Friel	67,857	210,000	11,206	289,063
Randy G. Woelfel	100,000	105,000	8,237	213,237
Angela A. Minas(3)	25,000	—	1,969	26,969
(1)
The amounts reflected in this column represent the grant date fair value of phantom unit awards granted to the non-employee members of the Board of Directors, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, as the product of (i) the number of phantom units granted and (ii) the average of the high and low prices of our common units reported on the New York Stock Exchange on the grant date. For a discussion of the related valuation assumptions, please see Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. As of December 31, 2023, Ms. Friel held 9,444 phantom units, 4,884 of which will become fully vested on May 10, 2024 and 4,560 of which will become fully vested on August 9, 2024, and Mr. Finley and Mr. Woelfel each held 4,560 phantom units, which will become fully vested on August 9, 2024.

(2)	The amounts reflected in this column represent the amount of cash paid with respect to distribution equivalent rights granted in tandem with the phantom unit awards.
(3)	Ms. Minas retired from the Board of Directors effective April 27, 2023.
EQUITY COMPENSATION PLAN INFORMATION
Units authorized for issuance under the Incentive Plan are summarized in the following table.
Plan Category	Number of units to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	18,564	$0	1,198,853
Equity compensation plans not approved by security holders	0	N/A	0
Total	18,564	$—	1,198,853
(1)
In connection with the consummation of our IPO, the Board of Directors adopted the Incentive Plan. Only phantom unit awards have been granted to non-employee members of the Board of Directors under the Incentive Plan. There is no weighted-average exercise price associated with these awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of February 27, 2024, the beneficial ownership of our outstanding common units and subordinated units held by:
•	our general partner;
•	Westlake;
•	each director and named executive officer of our general partner; and
•	all of the directors and executive officers of our general partner as a group.
We report the amounts and percentage of units beneficially owned on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The rules of the SEC deem a person a “beneficial owner” of a security if that person has or shares “voting power” that includes the power to vote or to direct the voting of the security, or “investment power” that includes the power to dispose of or to direct the disposition of the security. In computing the number of common units beneficially owned by a person and the percentage ownership of that person, common units subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of February 27, 2024, if any, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise noted, the address for each beneficial owner listed below is 2801 Post Oak Boulevard, Suite 600, Houston, Texas 77056. None of the units beneficially owned as set forth below is pledged as security.
	Amount and Nature of Beneficial Ownership of Common Units of Westlake Chemical Partners LP
Name of Beneficial Owner	Direct	Percentage of Common Units Beneficially Owned
Westlake Corporation	14,122,230(1)	40.1%
Westlake Chemical Partners GP LLC	—	—
Albert Y. Chao	175,528(2)	*
James Y. Chao	13,908	*
M. Steven Bender	14,000	*
L. Benjamin Ederington	12,000	*
G. Stephen Finley	22,488	*
Lisa A. Friel	0	*
Randy G. Woelfel	22,773	*
All current directors and executive officers as a group (9 persons)	397,306	1.1%
*	Less than 1% of the outstanding common units.
(1)	These common units are held of record by WPT LLC, a wholly-owned subsidiary of Westlake Corporation.
(2)	The amount includes 9,093 common units held in family trusts for the benefit of Mr. Albert Chao and his family members with respect to which Mr. Albert Chao serves as trustee.

The following table sets forth, as of February 27, 2024, the number of shares of common stock of Westlake Corporation beneficially owned by each beneficial owner of more than 5% of the common stock of Westlake Corporation, each director and named executive officer of our general partner and by all directors and executive officers of our general partner as a group:
	Amount and Nature of Beneficial Ownership of Common Stock of Westlake(1)
Directors and Named Executive Officers of Our General Partner	Direct	Percent of Class
TTWF LP and TTWFGP LLC	93,405,554(2)	72.2%
Albert Y. Chao	1,104,662	*
James Y. Chao	181,157	*
M. Steven Bender	76,969	*
L. Benjamin Ederington	130,057	*
G. Stephen Finley	—	—
Lisa A. Friel	—	—
Randy G. Woelfel	—	—
All directors and executive officers as a group (9 persons)	1,531,974	1.2%
*	Less than 1% of the outstanding shares of common stock.
(1)	None of the shares beneficially owned by the directors or officers are pledged as security.
(2)
TTWF LP, a Delaware limited partnership, holds 92,010,554 shares of common stock of Westlake Corporation and TTWFGP LLC, the general partner of TTWF LP, holds 1,395,000 of the 93,405,554 shares of common stock of Westlake Corporation reported herein. Two trusts for the benefit of members of the Chao family are the managers of TTWFGP LLC. Decisions regarding the voting and disposition of the securities held of record by TTWF LP and TTWFGP LLC are made by a committee comprised of members of the Chao family. Each member of the committee disclaims beneficial ownership of the securities reported herein.

The following table sets forth each person known to us who is the beneficial owner of 5% or more of our outstanding common units, other than Westlake, the holdings of which are listed in the first table of this section.
Name of Beneficial Owner	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned
TTWF LP and TTWFGP LLC 2801 Post Oak Boulevard, Suite 150 Houston, Texas 77056	15,524,099(1)	44.1%
Energy Income Partners, LLC 10 Wright Street Westport, CT 06880	2,081,811(2)	5.9%
First Trust Portfolios L.P., First Trust Advisors L.P. and The Charger Corporation 120 East Liberty Drive, Suite 400 Wheaton, Illinois 60187	1,608,700(3)	4.57%
Invesco Ltd. 1555 Peachtree Street NE, Suite 1800 Atlanta, GA 30309	5,264,187(4)	14.9%
(1)
Based on an Amendment No. 1 to a Schedule 13D filed on February 14, 2024. According to the filing, TTWF LP and TTWFGP LLC had shared voting and dispositive power over 14,122,230 common units held by Westlake Corporation, and TTWFGP LLC had sole voting and dispositive power over 1,401,869 common units. TTWF LP is the holder of record of 92,010,554 shares of common stock of Westlake Corporation and TTWFGP LLC, the general partner of TTWF LP, is the holder of record of 1,395,000 of Westlake Corporation. TTWF LP and TTWF GP LLC may be deemed to share beneficial ownership of the common units of which WPT LLC is the record owner.

(2)
Based on an Amendment No. 4 to a Schedule 13G filed on February 14, 2024. According to the filing, Energy Income Partners, LLC had shared voting and shared dispositive power over 2,081,811 common units. In addition, each of James J. Murchie, Eva Pao and John K. Tyssel and had shared voting and shared dispositive power over 2,081,811 common units as portfolios managers with respect to the portfolios managed by Energy Income Partners, LLC, and Saul Ballesteros had shared voting and shared dispositive power over 2,081,811 common units as a control person of Energy Income Partners, LLC.

(3)
Based on an Amendment No. 3 to a Schedule 13G filed on February 7, 2024. According to the filing, First Trust Advisors L.P. and The Charger Corporation had shared voting power over 1,605,572 common units and shared dispositive power over 1,608,700 common units. First Trust Portfolios L.P. had shared voting power and shared dispositive power over 0 common units. According to the filing, The Charger Corporation is the general partner of both of First Trust Portfolios L.P. and First Trust Advisors L.P.; First Trust Portfolios L.P. acts as sponsor of certain unit investment trusts which holds common units of the Partnership; none of First Trust Portfolios L.P., First Trust Advisors L.P. and The Charger Corporation have the power to vote the units of the Partnership held by these unit investment trusts sponsored by First Trust Portfolios L.P; and the units are voted by the trustee of the unit investment trusts.

(4)	Based on an Amendment No. 5 to a Schedule 13G filed on February 13, 2024. According to the filing, Invesco Ltd. had sole voting and sole dispositive power over 5,264,187 common units.
HOUSEHOLDING
The SEC permits a single set of proxy materials to be sent to any household at which two or more unitholders reside if they appear to be members of the same family. Each such unitholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information unitholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.
As a result, if you hold your common units through a broker and you reside at an address at which two or more unitholders reside and you are not participating in the electronic delivery of proxy material, you will likely be receiving only one proxy statement unless any unitholder at that address has given the broker contrary instructions. However, if any such beneficial unitholder residing at such an address wishes to receive a separate proxy statement in the future, that unitholder should contact their broker or send a request to our Investor Relations Department, Westlake Chemical Partners LP, 2801 Post Oak Blvd., Suite 600, Houston, Texas 77056, telephone number (713) 585-2900. The Partnership will deliver, promptly upon written or oral request to the Investor Relations Department, a separate copy of this proxy statement to a beneficial unitholder at a shared address to which a single copy of the documents was delivered. If you hold your units through a broker and you reside at an address at which two or more unitholders reside, but you are currently receiving more than one copy of the proxy statement, you may request delivery of a single copy of the proxy statement by contacting your broker or sending a request to the address above.
UNITHOLDER PROPOSALS
Under applicable Delaware law and our partnership agreement, we are not required to hold an annual meeting of unitholders (limited partners). Ownership of our common units does not entitle unitholders to make proposals at the special meeting. Under our partnership agreement, only our general partner can make a proposal at the meeting. Our partnership agreement establishes a procedure for calling meetings whereby limited partners owning 50% or more of the outstanding units of the class for which a meeting is proposed may call a meeting. In any case, limited partners are not allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of the business and affairs of the partnership so as to jeopardize the limited partners’ limited liability under the Delaware Act or the law of any other state in which we are qualified to do business.

WHERE YOU CAN FIND MORE INFORMATION
Our website address is www.wlkpartners.com. Our website content is available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference in this proxy statement. We make available on this website under “Investor Relations—SEC Filings,” free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those materials as soon as reasonably practicable after we electronically file those materials with, or furnish those materials to, the SEC. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding SEC registrants, including us.
You should rely only on the information contained in this proxy statement to vote your units at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. The information contained in this document is applicable as of the date indicated on the cover of this document unless the information specifically indicates that another date applies.

L. Benjamin Ederington Executive Vice President, Performance & Essential Materials, General Counsel, Chief Administrative Officer and Director
March 18, 2024

APPENDIX A

WESTLAKE CHEMICAL PARTNERS LP
LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective May 8, 2024)
Section 1. Purpose of the Plan. The Westlake Chemical Partners LP Long-Term Incentive Plan (the “Plan”) has been adopted by Westlake Chemical Partners GP LLC, a Delaware limited liability company (the “General Partner”), the general partner of Westlake Chemical Partners LP, a Delaware limited partnership (the “Partnership”). The Plan is intended to promote the interests of the Partnership and its Affiliates by providing to Employees, Consultants and Directors incentive compensation awards denominated in or based on Units to encourage superior performance. The Plan is also intended to enhance the ability of the General Partner, the Partnership and their respective Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage such individuals to devote their best efforts to advancing the business of the Partnership and its Affiliates.
Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
(b) “ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation – Stock Compensation, or any successor accounting standard.
(c) “Award” means an Option, Restricted Unit, Phantom Unit, DER, Unit Appreciation Right, Other Unit-Based Award or Unit Award granted under the Plan.
(d) “Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.
(e) “Board” means the board of directors of the General Partner.
(f) “Code” means the Internal Revenue Code of 1986, as amended.
(g) “Committee” means the Board or such committee of, and appointed by, the Board to administer the Plan; provided, however, that in the absence of the Board’s appointment of a committee to administer the Plan, the Compensation Committee of the Board shall serve as the Committee.
(h) “Consultant” means an individual, other than a Director or Employee, who renders bona fide consulting or advisory services to the General Partner, the Partnership or any of their respective Affiliates.
(i) “DER” means a distribution equivalent right representing a contingent right to receive an amount in cash, Units, Restricted Units and/or Phantom Units, as determined by the Committee in its sole discretion, equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.
(j) “Director” means a member of the Board who is not an Employee.
(k) “Effective Date” means May 8, 2024.
(l) “Employee” means an employee of the General Partner, the Partnership or any of their respective Affiliates.
(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(n) “Fair Market Value” means, as of any given date, (i) if the Units are traded on a national securities exchange on such date, the closing sales price of a Unit on such date during normal trading hours (or, if there are no reported sales on such date, on the last date prior to such date on which there were reported sales) on the New York Stock Exchange or, if the Units are not then-listed on such exchange, on any other national securities exchange on which the Units are listed or on an inter-dealer quotation system, in any case, as reported in such source as the Committee shall select or (ii) if there is no regular public trading market for the Units at the time a determination of fair market value is required to be made hereunder, the amount determined in good faith by the Committee and, to the extent applicable, in compliance with the requirements of Section 409A, to be the fair market value of a Unit as of such date.
(o) “Option” means an option to purchase Units granted pursuant to Section 6(a) of the Plan.
(p) “Other Unit-Based Award” means an Award granted pursuant to Section 6(e) of the Plan.
(q) “Participant” means an Employee, Consultant or Director granted an Award under the Plan.
(r) “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.
(s) “Phantom Unit” means a notional interest granted under the Plan that, to the extent vested, entitles the Participant to receive a Unit (or such greater or lesser number of Units as may be provided pursuant to the applicable Award Agreement), an amount of cash equal to the Fair Market Value of a Unit (or such greater or lesser number of Units as may be provided pursuant to the applicable Award Agreement) or a combination thereof, as determined by the Committee in its discretion and as provided in the applicable Award Agreement.
(t) “Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3.
(u) “Restricted Period” means the period established by the Committee with respect to an Award during which the Award or Unit remains subject to restrictions established by the Committee, including, without limitation, a period during which an Award or Unit is subject to forfeiture or restrictions on transfer, or is not yet exercisable by or payable to the Participant, as the case may be. As the context requires, the word “vest” and its derivatives refers to the lapse of some or all, as the case may be, of the restrictions imposed during such Restricted Period.
(v) “Restricted Unit” means a Unit granted pursuant to Section 6(b) of the Plan that is subject to a Restricted Period.
(w) “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
(x) “SEC” means the Securities and Exchange Commission, or any successor thereto.
(y) “Section 409A” means Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or guidance that may be amended or issued after the effective date of the Plan.
(z) “UDR” means a distribution made by the Partnership with respect to a Restricted Unit.
(aa) “Unit” means a common unit of the Partnership.
(bb) “Unit Appreciation Right” or “UAR” means an Award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date of the UAR over the exercise price established for such UAR. Such excess may be paid in cash and/or in Units as determined by the Committee in its discretion and as provided in the applicable Award Agreement.
(cc) “Unit Award” means an Award granted pursuant to Section 6(d) of the Plan.
Section 3. Administration.
(a) Authority of the Committee. The Plan shall be administered by the Committee, subject to Section 3(b); provided, however, that in the event that the Board is not also serving as the Committee, the Board, in its sole discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The governance of the Committee shall be subject to the charter, if any, of the Committee as approved by the Board. Subject to the following and applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the General Partner, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the “Committee”, other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is then an officer subject to Rule 16b-3 or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, which terms may include any provision regarding the acceleration of vesting or waiver of forfeiture restrictions or any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award or in any Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the General Partner, the Partnership, any of their respective Affiliates, any Participant, and any beneficiary of any Award.
(b) Authority of a Subcommittee of the Committee. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Partnership may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal the Committee remains composed solely of two or more Qualified Members, or (iii) by the full Board. Such action, authorized by such a subcommittee, by the Committee upon the abstention or recusal of such non-Qualified Member(s) or by the full Board, shall be the action of the Committee for all purposes of the Plan.
(c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the General Partner, the Partnership or their respective Affiliates, the General Partner’s or the Partnership’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the General Partner, the Partnership or any of their respective Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the General Partner with respect to any such action or determination.
Section 4. Units.
(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c) and Section 7, the number of Units that may be delivered with respect to Awards under the Plan is 1,270,000. If any Award is forfeited, cancelled, exercised, settled in cash or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose unless and until the Restricted Period for such Restricted Units lapses), or if any Units under an Award are held back to cover the exercise price or tax withholding (including the withholding of Units with respect to an Award of Restricted Units), then, in either such case, the Units underlying such Awards that are so forfeited, cancelled, exercised, settled in cash or that otherwise terminate or expire without the actual delivery of Units and Units so held back shall be available to satisfy future Awards under the Plan. There shall not be any limitation on the number of Awards that may be paid in cash.

(b) Sources of Units Deliverable under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of (i) Units acquired in the open market, (ii) Units acquired from the Partnership (including newly issued Units), any Affiliate of the Partnership or any other Person or (iii) any combination of the foregoing, as determined by the Committee in its discretion.
(c) Adjustments.
(i) Certain Restructurings. Upon the occurrence of any “equity restructuring” event that could result in an additional compensation expense to the General Partner or the Partnership pursuant to the provisions of ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units (or other securities or property) covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan after such event. Upon the occurrence of any other similar event that would not result in an accounting charge under ASC Topic 718 if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards and the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Units or other securities available for grant under the Plan.
(ii) Other Adjustments. Subject to, and without limiting the scope of, the provisions of Section 4(c)(i), in the event that the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, change of control, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (A) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (B) the number and type of Units (or other securities or property) subject to outstanding Awards, and (C) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number. Further, upon the occurrence of any event described in the preceding sentence, the Committee, acting in its sole discretion without the consent or approval of any holder, may effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards: (I) remove any applicable forfeiture restrictions on any Award; (II) accelerate the time of exercisability or the time at which the Restricted Period shall lapse to a specific date specified by the Committee; (III) require the mandatory surrender to the General Partner or the Partnership by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then subject to a Restricted Period or other restrictions pursuant to the Plan) as of a date specified by the Committee, in which event the Committee shall thereupon cancel such Awards and cause the General Partner, the Partnership or an Affiliate thereof to pay to each holder an amount of cash per Unit equal to the per Unit value as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards less the exercise price, if any, applicable to such Awards; provided, however, that to the extent the exercise price of an Option or UAR exceeds such per Unit value as determined by the Committee, no consideration will be paid with respect to that Award; (IV) cancel Awards that remain subject to a Restricted Period as of a date specified by the Committee without payment of any consideration to the Participant for such Awards; or (V) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such event (including, without limitation, the substitution of new awards for Awards); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

Section 5. Eligibility. Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.
Section 6. Awards.
(a) Options and UARs. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options and/or UARs shall be granted, the number of Units to be covered by each Option or UAR, the exercise price therefor, the Restricted Period and other conditions and limitations applicable to the exercise of the Option or UAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
(i) Exercise Price. The exercise price per Unit purchasable under an Option or subject to a UAR shall be determined by the Committee at the time the Option or UAR is granted but, except with respect to substitute Awards pursuant to Section 6(f)(viii), may not be less than the Fair Market Value of a Unit as of the date of grant of such Option or UAR.
(ii) Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period, if any, with respect to an Option or UAR, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals and/or other events, and the method or methods by which payment of the exercise price with respect to an Option or UAR may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the General Partner, withholding Units having a Fair Market Value on the exercise date equal to the relevant exercise price from the Award, a “cashless-broker” exercise through procedures approved by the General Partner, other securities or other property, a note (in a form acceptable to the General Partner), or any combination of the foregoing methods.
(iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with (or service to) the General Partner and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Options and UARs awarded to the Participant shall be automatically forfeited on such termination.
(b) Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the applicable Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to the Phantom Units.
(i) UDRs. To the extent determined by the Committee, in its discretion, the Award Agreement for a grant of Restricted Units may provide that distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions are paid by the Partnership to its unitholders.
(ii) Forfeitures. Except as otherwise provided in the terms of the applicable Award Agreement, upon termination of a Participant’s employment with (or service to) the General Partner and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded to the Participant shall be automatically forfeited on such termination.
(iii) Lapse of Restrictions.
(A) Phantom Units. Unless otherwise provided in the applicable Award Agreement, upon or as soon as reasonably practical following the vesting of each Phantom Unit, subject to Section 8(b), the Participant shall be entitled to settlement of such Phantom Unit and shall receive one Unit (or such greater or lesser number of Units as may be provided pursuant to the applicable Award Agreement) or an amount in cash equal to the Fair Market Value (for purposes of this Section 6(b)(iii), as calculated on the last day of the Restricted Period) of a Unit (or such greater or lesser number of Units as may be provided pursuant to the applicable Award Agreement) or a combination thereof, as determined by the Committee in its discretion and as provided in the applicable Award Agreement.
(B) Restricted Units. Upon or as soon as reasonably practicable following the vesting of each Restricted Unit, subject to Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate (or book entry account, as applicable).
(c) DERs. The Committee shall have the authority to determine the Employees, Consultants and/or Directors to whom DERs are granted, whether such DERs are tandem or separate Awards, whether such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest), any vesting restrictions and payment provisions applicable to the DERs, and such other provisions or restrictions as determined by the Committee in its discretion, all of which shall be specified in the applicable Award Agreements. Distributions in respect of DERs shall be credited as of the distribution dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such DERs shall be converted to cash, Units, Restricted Units and/or Phantom Units by such formula and at such time(s) and subject to such limitations as may be determined by the Committee. Tandem DERs may be subject to the same or different vesting restrictions as the underlying Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A.
(d) Unit Awards. Unit Awards may be granted under the Plan (i) to such Employees, Consultants and/or Directors and in such amounts as the Committee, in its discretion, may select and (ii) subject to such other terms and conditions, including, without limitation, restrictions on transferability, as the Committee may establish with respect to such Awards.
(e) Other Unit-Based Awards. Other Unit-Based Awards may be granted under the Plan to such Employees, Consultants and/or Directors as the Committee, in its discretion, may select. An Other Unit-Based Award shall be an award denominated or payable in, valued in or otherwise based on or related to Units, in whole or in part. The Committee shall determine the terms and conditions of any Other Unit-Based Award. An Other Unit-Based Award may be paid in cash, Units (including Restricted Units) or any combination thereof as provided in the applicable Award Agreement.
(f) Certain Provisions Applicable to Awards.
(i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the General Partner or any Affiliate of the General Partner. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the General Partner, the Partnership or any of their respective Affiliates may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(ii) Limits on Transfer of Awards.
(A) Except as provided in Section 6(f)(ii)(C), each Option and UAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.
(B) Except as provided in Section 6(f)(ii)(C), no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the General Partner, the Partnership or any of their respective Affiliates.

(C) The Committee may provide in an Award Agreement or in its discretion that an Award may, on such terms and conditions as the Committee may from time to time establish, be transferred by a Participant without consideration to any “family member” of the Participant, as defined in the instructions to use of the Form S-8 Registration Statement under the Securities Act of 1933, as amended, or any related family trust, limited partnership or other transferee specifically approved by the Committee.
(iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.
(iv) Issuance of Units. The Units or other securities of the Partnership delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, without limitation, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any securities exchange upon which such Units or other securities are then listed, and any applicable laws, and the Committee may cause a legend or legends to be inscribed on any certificates, if applicable, to make appropriate reference to such restrictions.
(v) Consideration for Grants. To the extent permitted by applicable law, Awards may be granted for such consideration, including services, as the Committee shall determine.
(vi) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, subject to compliance with Section 409A, the Partnership shall not be required to issue or deliver any certificates or make any book entries evidencing Units pursuant to the exercise or vesting of any Award unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Units is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange on which the Units are listed or traded, and the Units are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. Without limiting the generality of the foregoing, the delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Partnership is not reasonably able to obtain or deliver Units pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the General Partner. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, other Awards, withholding of Units, cashless broker exercises with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Units or other property so tendered to the General Partner, as of the date of such tender, is at least equal to the full amount required to be paid to the General Partner pursuant to the Plan or the applicable Award Agreement.
(vii) Change of Control. If specifically provided in an Award Agreement, upon a change of control (as defined in the Award Agreement) the Award may automatically vest and be payable or become exercisable in full, as the case may be.
(viii) Substitute Awards. Awards may be granted under the Plan in substitution of similar awards held by individuals who are or who become Employees, Consultants or Directors in connection with a merger, consolidation or acquisition by the Partnership or one of its Affiliates of another entity or the securities or assets of another entity (including in connection with the acquisition by the Partnership or one of its Affiliates of additional securities of an entity that is an existing Affiliate of the Partnership). To the extent permitted by Section 409A, such substitute Awards that are Options or UARs may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution.
(ix) Prohibition on Repricing of Options and UARs. Subject to the provisions of Section 4(c) and Section 7(c), the terms of outstanding Award Agreements may not be amended without the approval of the Partnership’s unitholders so as to (A) reduce the Unit exercise price of any outstanding Options or UARs, (B) grant a new Option, UAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or UAR that has the effect of reducing the exercise price thereof, (C) exchange any Option or UAR for Units, cash or other consideration when the exercise price per Unit under such Option or UAR exceeds the Fair Market Value of the underlying Units, or (iv) take any other action that would be considered a “repricing” of an Option or UAR under the listing standards of the New York Stock Exchange or, if the Units are not then-listed on such exchange, to the extent applicable, on any other national securities exchange on which the Units are listed. Subject to Section 4(c), Section 7(c) and Section 8(n), the Committee shall have the authority, without the approval of the Partnership’s unitholders, to amend any outstanding Award to increase the per Unit exercise price of any outstanding Options or UARs or to cancel and replace any outstanding Options or UARs with the grant of Options or UARs having a per Unit exercise price that is equal to or greater than the per Unit exercise price of the original Options or UARs.
Section 7. Amendment and Termination. Except to the extent prohibited by applicable law:
(a) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.
(b) Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted (including, without limitation, requiring or allowing for an election to settle an Award in cash), provided no change, other than pursuant to Section 4(c) or Section 7(c), in any Award shall (i) materially reduce the benefit to a Participant without the consent of such Participant or (ii) cause such Award to fail to comply with the requirements of Section 409A (to the extent applicable).
(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c)) affecting the Partnership or the financial statements of the Partnership, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or such Award; provided, however, that no such adjustment may be made that would cause the Plan or such Award to fail to comply with the requirements of Section 409A (to the extent applicable).
Section 8. General Provisions.
(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.
(b) Tax Withholding. Unless other arrangements have been made that are acceptable to the General Partner or any of its Affiliates, the General Partner or any Affiliate of the General Partner is authorized to deduct, withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, including Units that would otherwise be issued pursuant to such Award, or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the General Partner or any Affiliate of the General

Partner to satisfy its withholding obligations for the payment of such taxes. In the event that Units that would otherwise be issued pursuant to an Award are used to satisfy such withholding obligations, the number of Units that may be withheld or surrendered shall be limited to the number of Units that have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
(c) No Right to Employment or Service Relationship. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the General Partner or any of its Affiliates, to continue providing consulting services, or to remain on the Board, as applicable. Furthermore, the General Partner or an Affiliate of the General Partner may at any time dismiss a Participant from employment or his or her service relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other written agreement between any such entity and a Participant.
(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.
(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate of the Partnership to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the General Partner by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the General Partner or any Affiliate of the General Partner and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the General Partner or any Affiliate of the General Partner pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the General Partner or such Affiliate.
(h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.
(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.
(j) Facility Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the General Partner, the Partnership and their respective Affiliates shall be relieved of any further liability for payment of such amounts.
(k) Participation by Affiliates. In making Awards to Employees employed by, or Consultants providing services to, an Affiliate of the General Partner, the Committee shall be acting on behalf of the Affiliate of the General Partner, and to the extent the Partnership has an obligation to reimburse the General Partner for compensation paid to Employees or Consultants for services rendered for the benefit of the Partnership, such reimbursement payments may be made by the Partnership directly to the Affiliate of the General Partner, and, if made to the General Partner, shall be received by the General Partner as agent for the Affiliate of the General Partner.
(l) Allocation of Costs. Nothing herein shall be deemed to override, amend, or modify any cost sharing arrangement, omnibus agreement, or other arrangement between the General Partner, the Partnership, and any of their respective Affiliates regarding the sharing of costs between such entities.
(m) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.
(n) Compliance with Section 409A. Nothing in the Plan or any Award Agreement shall operate or be construed to cause the Plan or an Award that is subject to Section 409A to fail to comply with the requirements of Section 409A. The applicable provisions of Section 409A are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith or that would cause a failure of compliance thereunder, to the extent necessary to resolve such conflict or obviate such failure. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A) becomes entitled to a payment under an Award that constitutes a “deferral of compensation” (as defined under Section 409A) on account of a “separation from service” (as defined under Section 409A), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.
(o) No Guarantee of Tax Consequences. None of the Board, the Committee, the Partnership nor the General Partner (i) provides or has provided any tax advice to any Participant or any other Person or makes or has made any assurance, commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any Participant or other Person or (ii) assumes any liability with respect to any tax or associated liabilities to which any Participant or other Person may be subject.
(p) Clawback. Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to the provisions of any applicable clawback policies or procedures adopted by the General Partner or the Partnership, which clawback policies or procedures may provide for forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, the General Partner and the Partnership reserve the right, without the consent of any Participant or beneficiary of any Award, to adopt any such clawback policies and procedures, including such policies and procedures applicable to the Plan or any Award Agreement with retroactive effect.
Section 9. Term of the Plan. The Plan shall become effective as of the Effective Date and shall continue until the earliest of (i) the date terminated by the Board or the Committee, (ii) the date that all Units available under the Plan have been delivered to Participants, or (iii) the 10th anniversary of the Effective Date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee under the Plan or an Award Agreement to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.